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                                                                    Exhibit 23.3


[LETTERHEAD]


BY FAX
J. P. Butler Esq.
Microtel International Inc
4290 E Brickell Street
Ontario CA 91761-1511


                                                              24 September 1999


Dear Sir:

RE:      XCEL CORPORATION LIMITED

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement filed with the United States Securities and Exchange Commission on Form S-3 of our audit report for the year ended September 30, 1996 and to the reference to us under the caption "Experts" in the Prospectus.

Yours faithfully
HARDCASTLE BURTON

/s/ Hardcastle Burton